Exhibit 99.1

Rex Energy Announces 2015 Capital Budget and Production Guidance and Provides a Financial Update

STATE COLLEGE, Pa., December 22, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (“Rex Energy”) (Nasdaq: REXX) today announced its 2015 capital budget and production guidance and provided a financial update.

2015 Capital Budget and Production Guidance

The company expects its 2015 operational capital expenditures to be between $180 million and $220 million, a decrease of approximately 44% from the midpoint of its 2014 capital expenditure guidance and a decrease of 43% from the midpoint of its previously announced preliminary 2015 capital expenditure plans. Despite this reduced level of capital expenditures, the company anticipates that its average daily production for 2015 will be between 196 MMcfe/d and 205 MMcfe/d. The company expects production growth of approximately 33% at the midpoint of 2015 average daily production guidance as compared to the midpoint of 2014 average daily production guidance. The expected significant production growth in 2015 is due to the company focusing on its highest quality assets and locations.

In addition, given the strong performance of its recent wells, the company continues to expect it will fully utilize its dedicated processing capacity at the Bluestone and Sarsen facilities near the end of the first quarter of 2015. The company expects the Bluestone III processing facility to be placed in service early in the fourth quarter of 2015.

Additional details regarding the company’s capital expenditure budget for 2015 ($ in millions) are shown below:

	Appalachia Basin – Butler Operated Area	Appalachia Basin – Ohio Utica	Illinois Basin	Total
Total 2015 Capital Budget[1]	~$115 - $140	~$45 - $60	~$20	~$180 - $220

(1)	Land acquisition expense and capitalized interest are not included in the operational capital expenditures budget

“Given the current commodity price environment, we feel that Rex Energy’s 2015 capital budget allows the company to significantly grow production while also maintaining financial flexibility,” said Tom Stabley, Rex Energy’s Chief Executive Officer. “Our 2015 capital budget is designed to target our highest quality assets and we believe the continued production growth we anticipate in 2015, even at a reduced capital budget, continues to illustrate the quality of our asset portfolio and operational efficiency.”

Financial Update

Rex Energy’s bank group has unanimously approved an amendment to the company’s senior secured credit facility. The approved amendment replaces the previous leverage covenant for the senior secured credit facility with a new leverage covenant limiting senior secured borrowings to 1.75 times the company’s trailing twelve month EBITDAX. Given the company expects to exit 2014 with no borrowings outstanding under its senior secured credit facility, this change to the leverage covenant provides Rex with substantial financial flexibility.

“I would like to thank our bank group for their continued support of Rex Energy,” said Tom Stabley, Chief Executive Officer of Rex Energy. “Given the current commodity price environment, we felt it was important to continue to be proactive in our efforts to enhance our financial flexibility.”

In addition, Rex Energy has engaged RBC Capital Markets, LLC as a strategic advisor in order to pursue the monetization of its 60% ownership interest in Keystone Clearwater Solutions, the company’s water service subsidiary. Assuming this transaction is completed as planned, the proceeds from the transaction would further enhance the company’s strong liquidity position. The company expects to provide an update on the progress of the monetization in the first half of 2015.

Finally, the company has decided to continue its pursuit of a joint venture partner for its Moraine East development area in 2015. The company has recently begun drilling its first well in the Moraine East area, and expects to have initial production results early in the second quarter of 2015. The company’s updated capital expenditure budget for 2015 assumes that the company retains its 100% ownership in the Moraine East area.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including, among others, those relating to our production volumes and guidance; outstanding borrowing base; expected increases in production; anticipated timing of production and midstream capacity; the 2015 capital budget; the company’s financial guidance and projections for 2015;our developmental program; and current plans for strategic initiatives are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “assumes”, “anticipates” and similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission (SEC).

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For more information contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com